JDA Software Group, Inc. NEWS RELEASE	Contact Information at End of Release

JDA Software Announces Third Quarter 2011 Results
Strong Organic Software Sales Drive Record Revenue and Earnings

Scottsdale, Ariz. - October 27, 2011 - JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, today announced financial results for the third quarter ended September 30, 2011. JDA reported record third quarter revenue of $171.6 million, an 8 percent increase from $158.4 million of revenue reported in third quarter 2010. Adjusted EBITDA increased 29 percent to a record $51.1 million in third quarter 2011 compared to $39.7 million in the third quarter of 2010, generating an increase in adjusted EBITDA margin to 30 percent in the current quarter compared to 25 percent in the third quarter of 2010.

JDA also reported adjusted non-GAAP earnings per share for third quarter 2011 of $0.64, a 36 percent increase from $0.47 per share reported in the third quarter 2010. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and costs related to the acquisition and transition of i2 Technologies, Inc. (i2). GAAP net income attributable to common shareholders for third quarter 2011 was $16.8 million or $0.39 per diluted share, compared to $8.3 million or $0.20 per share in third quarter 2010.

“In the third quarter, we saw strength across our business despite the current economic environment, and are especially pleased with our year-to-date software license growth, spurred by success in many of our major markets,” said JDA Software President and Chief Executive Officer Hamish Brewer. “We continue to execute on our business plan. Our strong competitive third-quarter wins demonstrate the importance of strategic supply chain management in these uncertain times, and JDA's ability to deliver differentiated solutions to address today's business challenges. Additionally, our financial position remains extremely robust as we continue to generate consistently strong free cash flow.”

Software and Subscription
Software and subscription revenue increased 67 percent to $36.9 million in the third quarter 2011 compared to $22.0 million in the third quarter 2010. The increase was primarily due to a 65 percent increase in sales in the Americas, and sales in the EMEA region more than doubling, compared to the same quarter last year. The Company closed 49 software deals, including nine deals in excess of $1 million in the current quarter, compared to 40 deals, including one over $1 million in the year ago period. Additionally, the average sales price for the trailing 12 months ended September 30, 2011 increased to $786,000 from $573,000 for the trailing 12 months ended September 30, 2010.

Maintenance and Support Services
Maintenance revenue increased 6 percent to $68.3 million in the third quarter 2011 from $64.2 million in the third quarter 2010. This increase was due to a continued strong retention rate of 95.7 percent and the high level of attachment of maintenance contracts to new license deals and the favorable impact of foreign currency exchange rates.

Consulting Services
Consulting services revenue was $66.4 million in the third quarter 2011 compared to $72.2 million in the third quarter 2010.  The third quarter 2010 consulting revenue included approximately $7.6 million related to work performed earlier in 2010 that was unable to be recognized in prior periods. Consulting services gross margins remained at 23 percent for both the third quarter 2011 and the third quarter 2010 and increased substantially from 17.5 percent in the second quarter of 2011.

Other Financial Data

•
Operating expenses as a percent of revenue continue to reflect disciplined cost-management. Product development expenses as a percent of revenue remained constant at 11 percent in the third quarter 2011 compared to the third quarter 2010, reflecting the ongoing commitment to enhancing the Company's technology and solutions. Sales and marketing expenses as a percent of revenue increased to 15 percent in the third quarter 2011 compared to 13 percent in the third quarter 2010, reflecting the current year investment in the sales organization and higher commissions due to increased sales in the current quarter. General and administrative expenses as a percent of revenue improved to 9 percent in the third quarter 2011 compared to 11 percent in the third quarter 2010, driven by continued cost containment and a reduction in legal expenses.

•	Cash flow provided by operations was $38.5 million in third quarter 2011 compared to cash flow provided by operations of $29.4 million in third quarter 2010 driven primarily by higher net income.

•	Cash and cash equivalents, including restricted cash, increased $144.1 million to $326.8 million at September 30, 2011, from $182.7 million at September 30, 2010.

Third Quarter 2011 Highlights
The following presents a high-level summary of JDA's regional software sales performance:

•
JDA reported $27.4 million in software license and subscription revenues in its Americas region during third quarter 2011, an increase of 65 percent from $16.6 million in third quarter 2010. Companies signing new software licenses in third quarter 2011 include: Cooper Tire & Rubber Company; Cypress Semiconductor Corporation; General Dynamics Electric Boat, General Dynamics Bath Iron Works; ProBuild Holdings LLC; PSS World Medical, Inc.; Reckitt Benckiser Group Plc; Terry's Tire Town; and 7-Eleven, Inc.

•	Software license and subscription revenues in the Europe, Middle East and Africa (EMEA) region

JDA Software Announces Third Quarter 2011 Results

more than doubled to $7.9 million in third quarter 2011 from $3.4 million in third quarter 2010. New software deals in the EMEA region include: East Coast Main Line Ltd, Engen Petroleum Ltd, Gloria Jeans, Just On Cosmetics (Pty) Ltd, Megamark S.R.L., and Optimera AB.

•
JDA's Asia-Pacific region posted software license and subscription revenues of $1.5 million in third quarter 2011 compared to $2.0 million in third quarter 2010. New software deals in the APAC region include: Huawei Technologies Co., Ltd. and Hisense Electric Co., Ltd.

Nine Months Ended September 30, 2011 Results

•
Revenue for the nine months ended September 30, 2011 increased 11 percent to $497.6 million from $448.4 million for the nine months ended September 30, 2010. The overall revenue increase was driven by a 17 percent increase in software and subscription revenue, a 10 percent increase in maintenance revenue, and a 9 percent increase in services revenue.

•	Adjusted EBITDA increased 14 percent to $127.8 million for the first nine months of September 30, 2011 from $112.4 million in the first nine months of 2010.

•
Adjusted non-GAAP earnings per share for the nine months ended September 30, 2011 increased 15 percent to $1.54 compared to $1.34 per share for the nine months ended September 30, 2010. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and costs related to the acquisition and transition of i2. Adjusted non-GAAP earnings for the nine months ended September 30, 2011 also exclude a $37.5 million pre-tax credit associated with the favorable settlement of the patent infringement case against Oracle Corporation.

•
The GAAP net income applicable to common shareholders for the nine months ended September 30, 2011 was $72.5 million or $1.70 per share, compared to net income of $11.9 million or $0.29 per share for the nine months ended September 30, 2010. Results for the nine months ended September 30, 2011 include a $37.5 million pre-tax credit associated with the favorable settlement of the patent infringement case against Oracle Corporation. Results for nine months ended September 30, 2010 include the completion of the acquisition of i2 as of January 28, 2010.

•
Cash flow from operations was $132.6 million for the nine months ended September 30, 2011 compared to cash flow from operations of $39.0 million for the nine months ended September 30, 2010. The increase in operating cash flow in the current period was primarily due to increased net income, the $37.5 million settlement received from the favorable patent litigation settlement and improvements in working capital.

Conference Call Information
JDA Software Group, Inc. will host a conference call at 4:45 p.m. EDT today to discuss earnings results for its third quarter ended September 30, 2011. To participate in the call, dial 1-877-941-1427 (United States) or 1-480-629-9664 (International) and ask the operator for the "JDA Software Group, Inc. Third Quarter 2011 Earnings Conference Call." A live audio webcast of the conference call and detailed slide deck can be accessed by logging onto www.jda.com in the Investor Relations section.

JDA Software Announces Third Quarter 2011 Results

A replay of the conference call will begin on October 27, 2011 at approximately 7:45 p.m. EDT and will end on November 30, 2011. To hear a replay of the call over the Internet, access JDA's website at www.jda.com.

About JDA Software Group, Inc.
JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is a leading global provider of innovative supply chain management, merchandising and pricing excellence solutions. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the discrete and process manufacturing, wholesale distribution, transportation, retail, and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA's multiple service options, delivered via the JDA® Private Cloud, provide customers with flexible configurations, rapid time-to-value, lower total cost of ownership and 24/7 functional and technical support and expertise. To learn more, visit www.jda.com or e-mail info@jda.com.

JDA Investor Relations Contact:
Mike Burnett, GVP, Treasury and Investor Relations
mike.burnett@jda.com
480-308-3392

JDA Corporate Communications Contact:
Beth Elkin, Sr. Director, Corporate Communications
beth.elkin@jda.com
469-357-4225

JDA Software Announces Third Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q3 2011 FINANCIAL RESULTS
CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands, except per share data, unaudited)

	Three Months Ended September 30,
	2011	% of Revenues	2010	% of Revenues	% Increase (Decrease)

REVENUES:
Software licenses	$33,139	19%	$16,276	10%	104%
Subscriptions and other recurring revenues	3,738	2%	5,758	4%	-35%
Maintenance services	68,261	40%	64,186	41%	6%
Product revenues	105,138	61%	86,220	54%	22%

Consulting services	60,392	35%	65,947	42%	-8%
Reimbursed expenses	6,033	4%	6,276	4%	-4%
Services revenue	66,425	39%	72,223	46%	-8%

Total Revenues	171,563	100%	158,443	100%	8%

COST OF REVENUES:
Cost of software licenses	1,009	1%	1,103	1%	-9%
Amortization of acquired software technology	1,726	1%	1,833	1%	-6%
Cost of maintenance services	13,704	8%	12,932	8%	6%
Cost of product revenues	16,439	10%	15,868	10%	4%

Cost of consulting services	44,821	26%	48,976	31%	-8%
Reimbursed expenses	6,033	4%	6,276	4%	-4%
Cost of service revenue	50,854	30%	55,252	35%	-8%

Total Cost of Revenues	67,293	39%	71,120	45%	-5%

GROSS PROFIT	104,270	61%	87,323	55%	19%

OPERATING EXPENSES:
Product development	18,946	11%	17,373	11%	9%
Sales and marketing	26,144	15%	20,258	13%	29%
General and administrative	16,018	9%	17,546	11%	-9%
Amortization of intangibles	9,562	6%	9,966	6%	-4%
Restructuring charges	768	0%	4,172	3%	-82%
Acquisition-related costs	—	0%	473	0%	-100%
Litigation settlement	—	0%	—	0%	NM

Total Operating Expenses	71,438	42%	69,788	44%	2%

OPERATING INCOME	32,832	19%	17,535	11%	87%
Interest expense and amortization of loan fees	6,435	4%	6,169	4%	4%
Interest income and other, net	(521)	0%	(558)	0%	NM

INCOME BEFORE INCOME TAXES	26,918	16%	11,924	8%	126%
Income tax provision	10,115	6%	3,651	2%	177%

NET INCOME	$16,803	10%	$8,273	5%	103%

EARNINGS PER SHARE:
Basic	$0.40		$0.20		100%
Diluted	$0.39		$0.20		95%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,511		41,774		2%
Diluted	42,795		42,234		1%

Note: Subtotals may not add due to rounding.

JDA Software Announces Third Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q3 2011 FINANCIAL RESULTS
CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands, except per share data, unaudited)

	Nine Months Ended September 30,
	2011	% of Revenues	2010 (1)	% of Revenues	% Increase (Decrease)

REVENUES:
Software licenses	$91,534	18%	$72,865	16%	26%
Subscriptions and other recurring revenues	12,582	3%	15,851	4%	-21%
Maintenance services	199,129	40%	181,840	41%	10%
Product revenues	303,245	61%	270,556	60%	12%

Consulting services	177,069	36%	164,204	37%	8%
Reimbursed expenses	17,265	3%	13,687	3%	26%
Services revenue	194,334	39%	177,891	40%	9%

Total Revenues	497,579	100%	448,447	100%	11%

COST OF REVENUES:
Cost of software licenses	3,139	1%	3,020	1%	4%
Amortization of acquired software technology	5,393	1%	5,212	1%	3%
Cost of maintenance services	42,362	9%	39,192	9%	8%
Cost of product revenues	50,894	10%	47,424	11%	7%

Cost of consulting services	138,998	28%	124,987	28%	11%
Reimbursed expenses	17,265	3%	13,687	3%	26%
Cost of service revenue	156,263	31%	138,674	31%	13%

Total Cost of Revenues	207,157	42%	186,098	41%	11%

GROSS PROFIT	290,422	58%	262,349	59%	11%

OPERATING EXPENSES:
Product development	58,889	12%	54,131	12%	9%
Sales and marketing	77,748	16%	65,830	15%	18%
General and administrative	54,420	11%	55,044	12%	-1%
Amortization of intangibles	28,872	6%	28,447	6%	1%
Restructuring charges	1,749	0%	16,478	4%	-89%
Acquisition-related costs	—	0%	8,081	2%	-100%
Litigation settlement	(37,500)	-8%	—	0%	NM

Total Operating Expenses	184,178	37%	228,011	51%	-19%

OPERATING INCOME	106,244	21%	34,338	8%	209%
Interest expense and amortization of loan fees	19,085	4%	18,437	4%	4%
Interest income and other, net	(2,672)	-1%	(1,039)	0%	NM

INCOME BEFORE INCOME TAXES	89,831	18%	16,940	4%	430%
Income tax provision	17,381	3%	5,069	1%	243%

NET INCOME	$72,450	15%	$11,871	3%	510%

EARNINGS PER SHARE:
Basic	$1.71		$0.29		490%
Diluted	$1.70		$0.29		486%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,334		40,939		3%
Diluted	42,715		41,517		3%

(1) Includes results of i2 acquisition as of January 28, 2010.
Note: Subtotals may not add due to rounding.

JDA Software Announces Third Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q3 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data, unaudited)

	Three Months Ended September 30,						%Increase (Decrease)
	2011 GAAP	Adj.	2011 Non-GAAP	2010 GAAP	Adj.	2010 Non-GAAP	Non-GAAP

TOTAL COST OF REVENUES	$67,293	$(2,420)	$64,873	$71,120	$(2,360)	$68,760	-6%
Stock-based compensation:
Cost of maintenance services	13,704	(168)	13,536	12,932	(126)	12,806
Cost of consulting services	44,821	(526)	44,295	48,976	(401)	48,575

Amortization:
Amortization of acquired software technology	1,726	(1,726)	—	1,833	(1,833)	—

TOTAL OPERATING EXPENSES	$71,438	$(12,655)	$58,783	$69,788	$(16,547)	$53,241	10%
Stock-based compensation:
Product development	18,946	(437)	18,509	17,373	(204)	17,169
Sales and marketing	26,144	(611)	25,533	20,258	(542)	19,716
General and administrative	16,018	(1,277)	14,741	17,546	(992)	16,554

Amortization of intangibles	9,562	(9,562)	—	9,966	(9,966)	—
Restructuring charges	768	(768)	—	4,172	(4,172)	—
Acquisition-related costs	—	—	—	473	(473)	—
Non-recurring transition costs to integrate acquisition	—	—	—	198	(198)	—

OPERATING INCOME	$32,832	$15,075	$47,907	$17,535	$18,907	$36,442	31%

OPERATING MARGIN %	19%		28%	11%		23%	5%

INCOME TAX EFFECTS (2)	$10,115	$4,583	$14,698	$3,651	$7,140	$10,791	36%

NET INCOME	$16,803		$27,295	$8,273		$20,040	36%

DILUTED EARNINGS PER SHARE	$0.39		$0.64	$0.20		$0.47	36%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,795		42,795	42,234		42,234	1%

	2011 Non-Adjusted	Adj.	2011 Adjusted	2010 Non-Adjusted	Adj.	2010 Adjusted

Net income	16,803			$8,273
Income tax provision	10,115			3,651
Interest expense and amortization of loan fees	6,435			6,169
Amortization of acquired software technology	1,726			1,833
Amortization of intangibles	9,562			9,966
Depreciation	3,227			3,218

EBITDA	$47,868			$33,110

Restructuring charges		768			$4,172
Stock-based compensation		3,019			2,265
Acquisition-related costs		—			473
Interest income and other, net		(521)			(558)
Non-recurring transition costs to integrate acquisition		—			198

EBITDA	$47,868	$3,266	$51,134	$33,110	$6,550	$39,660	29%

EBITDA MARGIN %	28%		30%	21%		25%

(1) This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2) Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA Software Announces Third Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q3 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data, unaudited)

	Nine Months Ended September 30,						%Increase (Decrease)
	2011 GAAP	Adj.	2011 Non-GAAP	2010 GAAP	Adj.	2010 Non-GAAP	Non-GAAP

TOTAL COST OF REVENUES	$207,157	$(7,610)	$199,547	$186,098	$(6,794)	$179,304	11%
Stock-based compensation:
Cost of maintenance services	42,362	(509)	41,853	39,192	(403)	38,789
Cost of consulting services	138,998	(1,708)	137,290	124,987	(1,179)	123,808

Amortization:
Amortization of acquired software technology	5,393	(5,393)	—	5,212	(5,212)	—

TOTAL OPERATING EXPENSES	$184,178	$(3,977)	$180,201	$228,011	$(61,896)	$166,115	8%
Stock-based compensation:
Product development	58,889	(1,673)	57,216	54,131	(710)	53,421
Sales and marketing	77,748	(3,471)	74,277	65,830	(2,292)	63,538
General and administrative	54,420	(5,712)	48,708	55,044	(4,250)	50,794

Amortization of intangibles	28,872	(28,872)	—	28,447	(28,447)	—
Restructuring charges	1,749	(1,749)	—	16,478	(16,478)	—
Acquisition-related costs	—	—	—	8,081	(8,081)	—
Non-recurring transition costs to integrate acquisition	—	—	—	1,638	(1,638)	—
Litigation settlement	(37,500)	37,500	—	—	—	—

OPERATING INCOME	$106,244	$11,587	$117,831	$34,338	$68,690	$103,028	14%

OPERATING MARGIN %	21%		24%	8%		23%	1%

INCOME TAX EFFECTS (2)	$17,381	$18,115	$35,496	$5,069	$24,902	$29,971	18%

NET INCOME	$72,450		$65,922	$11,871		$55,659	18%

DILUTED EARNINGS PER SHARE	$1.70		$1.54	$0.29		$1.34	15%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,715		42,715	41,517		41,517	3%

	2011 Non-Adjusted	Adj.	2011 Adjusted	2010 Non-Adjusted	Adj.	2010 Adjusted

Net income	$72,450			$11,871
Income tax provision	17,381			5,069
Interest expense and amortization of loan fees	19,085			18,437
Amortization of acquired software technology	5,393			5,212
Amortization of intangibles	28,872			28,447
Depreciation	9,997			9,368

EBITDA	$153,178			$78,404

Restructuring charges		$1,749			$16,478
Stock-based compensation		13,073			8,834
Acquisition-related costs		—			8,081
Interest income and other, net		(2,672)			(1,039)
Non-recurring transition costs to integrate acquisition		—			1,638
Litigation settlement		(37,500)			—

EBITDA	$153,178	$(25,350)	$127,828	$78,404	$33,992	$112,396	14%

EBITDA MARGIN %	31%		26%	17%		25%

(1) This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2) Includes results of i2 acquisition as of January 28, 2010.

(3) Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA Software Announces Third Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q3 2011 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, unaudited)

	September 30, 2011	December 31, 2010

ASSETS

Current Assets:
Cash and cash equivalents	$289,658	$171,618
Restricted cash	37,148	34,855
Accounts receivable, net	118,379	102,118
Deferred tax assets—current portion	42,880	43,753
Prepaid expenses and other current assets	39,155	27,723
Total Current Assets	527,220	380,067

Non-Current Assets:
Property and equipment, net	44,954	47,447
Goodwill	226,863	226,863
Other intangibles, net	153,134	187,398
Deferred tax assets—long-term portion	241,606	255,386
Other non-current assets	17,069	16,367
Total Non-Current Assets	683,626	733,461

TOTAL ASSETS	$1,210,846	$1,113,528

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$8,381	$21,092
Accrued expenses and other liabilities	96,813	83,938
Income taxes payable	1,652	318
Deferred revenue—current portion	114,925	88,055
Total Current Liabilities	221,771	193,403

Non-Current Liabilities:
Long-term debt	273,077	272,695
Accrued exit and disposal obligations	4,220	7,360
Liability for uncertain tax positions	4,218	6,873
Deferred revenue—long-term portion	5,147	9,090
Total Non-Current Liabilities	286,662	296,018

TOTAL LIABILITIES	$508,433	$489,421

Stockholders' Equity:
Common stock	447	439
Additional paid-in capital	569,175	550,177
Retained earnings	164,182	91,732
Accumulated other comprehensive income	996	8,980
Treasury stock	(32,387)	(27,221)
Total Stockholders’ Equity	702,413	624,107

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,210,846	$1,113,528

JDA Software Announces Third Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q3 2011 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
($ in thousands, unaudited)

	Nine Months Ended September 30,
	2011	2010

Cash Flows From Operating Activities:

Net income	$72,450	$11,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,261	43,029
Provision for doubtful accounts	—	999
Amortization of loan fees	1,739	1,412
Net loss (gain) on disposal of property and equipment	24	(8)
Stock-based compensation	13,073	8,834
Deferred income taxes	14,652	(121)
Changes in assets and liabilities, net of effects from business acquisition:
Accounts receivable	(17,674)	1,281
Income tax receivable	(3,430)	2,225
Prepaid expenses and other assets	(9,342)	(12,948)
Accounts payable	(13,817)	8,810
Accrued expenses and other liabilities	11,185	(15,837)
Income tax payable	(1,436)	(5,427)
Deferred revenue	20,935	(5,127)
Net cash provided by operating activities	$132,620	$38,993

Cash Flow From Investing Activities:

Change in restricted cash	(2,293)	277,554
Purchase of i2 Technologies, Inc.	—	(213,427)
Payment of direct costs related to acquisitions	(2,579)	(2,749)
Purchase of property and equipment	(7,625)	(14,785)
Proceeds from disposal of property and equipment	51	631
Net cash (used in) provided by investing activities	$(12,446)	$47,224

Cash Flow From Financing Activities:
Issuance of common stock—equity plans	5,261	13,836
Purchase of treasury stock and other, net	(5,166)	(4,645)
Conversion of warrants	671	—
Debt issuance costs	(1,727)	—
Net cash (used in) provided by financing activities	$(961)	$9,191

Effect of exchange rates on cash and cash equivalents	(1,173)	988
Net increase in cash and cash equivalents	$118,040	$96,396
Cash and Cash Equivalents, Beginning of Period	$171,618	$75,974
Cash and Cash Equivalents, End of Period	$289,658	$172,370

JDA Software Announces Third Quarter 2011 Results

JDA SOFTWARE GROUP, INC.
Q3 2011 FINANCIAL RESULTS
SUPPLEMENTAL DATA
($ in thousands, unaudited)

	2010 (1)					2011
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3

REVENUES:
Software licenses	$24,437	$32,152	$16,276	$36,681	$109,546	$31,480	$26,915	33,139
Subscriptions and other recurring revenues	4,287	5,806	5,758	5,292	21,143	4,994	3,850	3,738
Maintenance services	57,060	60,594	64,186	64,401	246,241	64,768	66,100	68,261
Product revenues	85,784	98,552	86,220	106,374	376,930	101,242	96,865	105,138

Consulting services	43,003	55,255	65,947	56,213	220,418	57,644	59,033	60,392
Reimbursed expenses	2,844	4,566	6,276	6,175	19,861	4,720	6,512	6,033
Services revenue	45,847	59,821	72,223	62,388	240,279	62,364	65,545	66,425
Total Revenues	$131,631	$158,373	$158,443	$168,762	$617,209	$163,606	$162,410	$171,563

AS REPORTED REVENUE GROWTH RATES:
Software licenses	70%	21%	0%	33%	29%	29%	-16%	104%
Subscriptions and other recurring revenues	343%	483%	543%	422%	446%	16%	-34%	-35%
Maintenance services	33%	37%	43%	37%	37%	14%	9%	6%
Product revenues	47%	37%	38%	41%	41%	18%	-2%	22%

Consulting services	87%	120%	114%	96%	105%	34%	7%	-8%
Reimbursed expenses	44%	86%	128%	114%	97%	66%	43%	-4%
Services revenue	83%	117%	115%	98%	104%	36%	10%	-8%
Total Revenues	58%	59%	65%	58%	60%	24%	3%	8%

SOFTWARE LICENSE AND SUBSCRIPTION REVENUES:
Americas	$18,917	$27,080	$16,590	$31,026	$93,613	$21,104	$20,786	$27,440
EMEA	5,403	4,773	3,405	7,901	21,482	12,612	7,402	7,907
ASPAC	4,404	6,105	2,039	3,046	15,594	2,758	2,577	1,530
Total Software Revenues	$28,724	$37,958	$22,034	$41,973	$130,689	$36,474	$30,765	$36,877

New sales	$8,415	$8,080	$2,603	$8,042	$27,140	$4,819	$9,537	$7,744
Install-base sales	20,309	29,878	19,431	33,931	103,549	31,665	21,228	29,133
Total Software Revenues	$28,724	$37,958	$22,034	$41,973	$130,689	$36,484	$30,765	$36,877

As % of Total
New sales	29%	21%	12%	19%	21%	13%	31%	21%
Install-base sales	71%	79%	88%	81%	79%	87%	69%	79%
Total Software Revenues	100%	100%	100%	100%	100%	100%	100%	100%

GROSS PROFIT MARGINS BY LINE OF BUSINESS (2)
Software	91.0%	92.9%	86.7%	92.7%	91.4%	92.4%	90.2%	92.6%
Maintenance	78.9%	76.5%	79.9%	79.3%	78.7%	78.4%	77.8%	79.9%
Services	16.9%	24.3%	23.5%	18.2%	21.1%	17.7%	17.5%	23.4%
Overall Gross Profit Margin	59.9%	60.7%	55.1%	60.0%	58.9%	58.4%	55.8%	60.8%

MISCELLANEOUS
Average sales price (ASP) (3) -TTM	$618	$608	$573	$601		$720	$645	$786
Multiple product deals (3) -TTM	21	18	17	19		21	24	24
Large deal count (greater than $1M) (3) -TTM	24	25	25	25		23	26	34
Quota carrying sales representatives	96	92	98	92		106	111	104
Maintenance Retention	98.3%	97.3%	95.9%	95.6%		98.5%	96.7%	95.7%

FREE CASH FLOW (4)
GAAP Operating Cash Flow	$12,195	$(2,627)	$29,425	$26,179	$65,172	$58,683	$35,477	38,460
Capital Expenditures	(533)	(5,864)	(8,388)	(2,081)	(16,866)	(2,997)	(1,819)	(2,809)
Free Cash Flow (5)	$11,662	$(8,491)	$21,037	$24,098	$48,306	$55,686	$33,658	$35,651

% Growth over prior year	-64%	-131%	32%	68%	-46%	378%	496%	69%

(1) Includes results of i2 acquisition as of January 28, 2010.
(2) Gross Profit Margins are calculated using line of business Revenue, less line of business Cost of Revenue, divided by line of business Revenue.
(3) Trailing twelve months
(4) This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(5)Q1 2011 results Include $35.0 million of cash received from the settlement with Oracle Corporation.

JDA Software Announces Third Quarter 2011 Results

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
The Company uses non-GAAP measures of performance, including adjusted net income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements.  Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company's results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company's management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company's non-GAAP financial measures:

•
Amortization charges for acquired software technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

•
Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

•
Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•
Acquisition-related costs associated with the acquisition of i2, the settlement offer related to inherited i2 litigation and the non-recurring transition costs to integrate the acquisition are significant non-routine expenses. Exclusion of these costs promotes period-to-period comparisons and transparency as we do not believe these costs are directly attributable to the operating performance of our business.

Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
Some of the limitations in relying on non-GAAP financial measures are:

•
Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•
The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.

JDA Software Announces Third Quarter 2011 Results

We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company's financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Third, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors' ability to compare the Company's performance across financial reporting periods.

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260